                                                                     EXHIBIT 3.1


                           CERTIFICATE OF AMENDMENT

                                BY DIRECTORS OF

                          IKON OFFICE SOLUTIONS, INC.
________________________________________________________________________________


Michael Dillon,  who is:

  ______ Chairman of the Board ______ President   X   Vice President (check one)
                                                -----

and

Karin M. Kinney,_who is:

    X    Secretary  ____ Assistant Secretary (check one)
  ------

of the above named Ohio corporation for profit do hereby certify that:

    X    a meeting of the Board of Directors called and held on the 3rd day of
  ------
 November, 1998,


  ______ in writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code,

the following resolutions were adopted pursuant to Section 1701.70(B)(3) of the Ohio Revised Code:


                            See attached Exhibit A



IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this __________ day of ______________________, 1998.


                                    BY:  /s/ Michael Dillon - Vice President
                                         -----------------------------------



                                    BY:  /s/ Karin M. Kinney - Secretary
                                         --------------------------------


NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
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                                   Exhibit A
                                   ---------



     RESOLVED, that all of the shares of Serial Preferred stock of the corporation which have been converted are hereby eliminated from the authorized capital of the corporation as stated in its Amended Articles of Incorporation, the amounts of such being:

                    38,772 shares of Series BB

     FURTHER RESOLVED, that the first paragraph of Article Four of the Amended Articles of Incorporation which presently ends immediately prior to "Division A", is hereby amended in its entirety to read as follows:

          "Fourth: The number of shares which the corporation is authorized to have outstanding is 302,056,856 consisting of 2,056,856 shares of serial preferred stock of no par value (herein after called "serial preferred stock), and 300,000,000 shares of common stock of no par value (herein after called "common stock"), the shares of such classes shall have the following express terms:"

     FURTHER RESOLVED, that in Division A the following paragraph is hereby deleted in its entirety with the appropriate re-numbering of other paragraphs thereby effected:

          Paragraph 9 concerning series BB Serial Preferred

     FURTHER RESOLVED, that all other provisions of the Amended Articles of Incorporation not specifically modified by these resolutions, shall remain in full force and effect unchanged.

     FURTHER RESOLVED, that the officers of the corporation are hereby authorized to take all necessary or appropriate action to carry out the purposes of the foregoing resolutions.